UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 11, 2012

ALL AMERICAN PET COMPANY, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-33300	91-2186665
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 Century Park East, Suite 1402
Los Angeles, California 90067
(Address of Principal Executive Offices, including zip code)

(310) 432-9032
(Registrant’s telephone number, including area code)

Copies of Communications to:
Stoecklein Law Group
Columbia Center
401 West A Street
Suite 1150
San Diego, CA 92101
(619) 704-1310
Fax (619) 704-0556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On June 11, 2012, the Registrant entered into an Agreement and Plan of Merger and Reincorporation with All American Pet Company, Inc., a Nevada corporation ("AAPT NV”), in order to change the domicile of the Registrant from Maryland to Nevada.  Pursuant to the terms of the Agreement and Plan of Merger and Reincorporation, the Registrant merged with and into AAPT NV, making AAPT NV the surviving corporation.  The merger for reincorporation was completed on June 15, 2012.

The merger and reincorporation agreement was approved by the unanimous consent of the Board of Directors of the Registrant on June 11, 2012 and by AAPT NV on June 11, 2012, and occurred as a result of our stockholders approving the amendments at the 2011 Annual Meeting of Stockholders. A copy of the Agreement and Plan of Merger and Reincorporation is attached hereto as Exhibit 2(c).

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

EXHIBITS

Exhibit Number	Description
2(c)	Agreement and Plan of Merger and Reincorporation, dated June 11, 2012
3(i)(h)	Articles of Incorporation of All American Pet Company, Inc. (Nevada) – Dated May 22, 2012.
3(i)(i)	Articles of Merger of All American Pet Company, Inc., Nevada corporation and All American Pet Company, Inc., Maryland corporation – Dated June 11, 2012 (Nevada)
3(i)(j)	Certificate of Merger of All American Pet Company, Inc., Nevada corporation and All American Pet Company, Inc., a Maryland corporation – Dated June 11, 2012 (Maryland)
3(ii)(c)	Bylaws of All American Pet Company, Inc., a Nevada corporation – Dated May 22, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALL AMERICAN PET COMPANY, INC.

By: /S/ Barry Schwartz
Barry Schwartz, Chief Executive Officer

Date:  June 22, 2012